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                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in the registration statement of Carey Diversified LLC on Form S-11 (File No. 333-46257) of our report dated March 27, 1998, on our audits of the combined financial statements and financial statement schedule of Corporate Property Associates Partnerships as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996, and 1997. We also consent to the references to our firm under the captions "Experts," "Summary Selected Combined Financial Information," and "Selected Financial Data."





                                        Coopers & Lybrand L.L.P.

New York, New York
April 17, 1998